INDEX TO FINANCIAL STATEMENTS
Accountant’s Letter dated December 14, 2010
Unaudited Consolidated Balance Sheets for the nine months ended September 30, 2010 and December 31, 2009
Unaudited Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2010 and 2009
Unaudited Condensed Consolidated Statements of Stockholders’ Equity for the nine months ended September 30, 2010
Unaudited Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2010

S. BARRIE GODOWN
Certified Public Accountant, P.A.
December 14, 2010
The Board of Directors
Consulier Engineering, Inc.
Jupiter, FL 33477
We have compiled the accompanying Consolidated Balance Sheets at September 30, 2010 and December 31, 2009, the Condensed Consolidated Statements of Operations for the three and nine months ended September 30, 2010 and 2009, the Condensed Consolidated Statement of Stockholders’ Equity for the nine months ended September 30, 2010, and the Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2010 and 2009, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants.
A compilation is limited to presenting in the form of Financial Statements information that is the representation of management. We have not audited or reviewed the accompanying Financial Statements and, accordingly, do not express an opinion or any other form of assurance on them.
Management has elected to omit substantially all of the disclosures ordinarily included in Financial Statements prepared on the income tax basis of accounting. If the omitted disclosures were included in the Financial Statements, they might influence the user’s conclusions about the company’s assets, liabilities, equity, revenues and expenses. Accordingly, these Financial Statements are not designed for those who are not informed about such matters.
We are not independent with respect to Consulier Engineering, Inc.

/s/ S. Barrie Godown
S. Barrie Godown, C.P.A., P.A.

1061 E. INDIANTOWN ROAD / SUITE 104 / JUPITER, FLORIDA 33477 / 561-746-0999

CONSULIER ENGINEERING, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	September 30,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$859,575	$406,950
Receivables	3,099,415	1,385,140
Inventories	100,209	83,490
Deferred Implementation Costs	2,964,592	2,635,871
Other Current Assets	218,200	465,091
Deferred Income Taxes	268,884	291,281

Total Current Assets	7,510,875	5,267,823
PROPERTY AND EQUIPMENT, Net	1,016,550	1,043,435
RELATED PARTY NOTE RECEIVABLE	1,303,011	—
PARTNERSHIP AND LIMITED LIABILITY COMPANIES — INVESTMENTS	1,709,621	2,615,519
DEFERRED INCOME TAXES	259,546	417,917
INTANGIBLE ASSETS		—
OTHER ASSETS	50,898	50,898

TOTAL ASSETS	$11,850,501	$9,395,592

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable and Accrued Liabilities	$2,230,697	1,540,183
Unearned Revenue	3,646,592	1,408,446

Total Current Liabilities	5,877,289	2,948,629

NOTES PAYABLE — RELATED PARTY	833,583	774,065
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common Stock $.01 Par Value:
Authorized 25,000,000 Shares; Issued 5,485,122 Shares	54,851	54,851
Additional Paid-in Capital	4,117,221	4,117,221
Accumulated Deficit	(729,977)	(970,918)

	3,442,095	3,201,154
Less:
Treasury Stock, Cost — 190,374 and 190,374 Shares in 2010 and 2009, respectively	(589,027)	(589,027)
Notes Receivable for Common Stock	(6,651)	(6,651)

Total Stockholders’ Equity	2,846,417	2,605,476

Noncontrolling interest	2,293,212	3,067,422

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$11,850,501	$9,395,592

See Accountant’s Compilation Letter

CONSULIER ENGINEERING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2010	2009	2010	2009
Revenue:
Software Licensing Fees	$1,575,829	$436,445	$3,133,234	$2,485,185
Other Revenue	1,698	7,787	5,094	17,666

Total Revenue	1,577,527	444,232	3,138,328	2,502,851

Operating Costs and Expenses:
Cost of Revenue	795,246	563,447	947,935	902,125
Payroll and Related Expense	1,306,778	874,643	3,751,511	2,870,405
Selling, General and Administrative	544,832	340,703	1,561,649	1,673,617
Professional Services	185,776	168,488	561,371	441,701
Depreciation and Amortization	25,924	157,846	84,172	490,638

Total Operating Costs and Expenses	2,858,556	2,105,127	6,906,638	6,378,486

Operating Loss	(1,281,029)	(1,660,895)	(3,768,310)	(3,875,635)

Other Income (Expense):
Investment Income — Related Parties	16,876	56,883	79,531	703,356
Interest Expense	(19,882)	(17,915)	(58,621)	(56,237)
Net Undistributed Income of Equity Investees	126,517	241,034	484,606	553,979
Other Income	32,897	41,486	79,343	126,896

Total Other Income (Expense)	156,408	321,488	584,859	1,327,994

Loss Before Income Taxes	(1,124,621)	(1,339,407)	(3,183,451)	(2,547,641)

Benefit from (provision for) Income Taxes	(14,780)	(203,918)	(251,818)	(194,355)

Net Loss	(1,139,401)	(1,543,325)	(3,435,269)	(2,741,996)

Less: Net (loss) attributable to noncontrolling interest	(1,697,902)	(1,455,050)	(3,676,210)	(2,723,921)

Net Income (Loss) attributed to Consulier Engineering, Inc.	$558,501	$(88,275)	$240,941	$(18,075)

Earnings (Loss) Per Share — Basic and Diluted	$0.11	$(0.02)	$0.05	$0.00

See Accountant’s Compilation Letter

CONSULIER ENGINEERING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
NINE MONTHS ENDED SEPTEMBER 30, 2010
(UNAUDITED)

							Notes
						Retained	Receivable
					Additional	Earnings	for	Total
	Common Stock		Treasury Stock		Paid-in	(Accumulated	Common	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit)	Stock	Equity
Balance, December 31, 2009	5,485,122	$54,851	190,374	$(589,027)	$4,117,221	$(970,918)	$(6,651)	$2,605,476
Net Income attributed to Consulier Engineering, Inc.						240,941		240,941

Balance June 30, 2010	5,485,122	$54,851	190,374	$(589,027)	$4,117,221	$(729,977)	$(6,651)	$2,846,417

See Accountant’s Compilation Letter

CONSULIER ENGINEERING, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2010	2009

Cash Flow (Used in) Operating Activities	$362,901	$(3,185,309)

Investing Activities:

Distributions from Partnership Interest	79,531	703,356
Disposition of Partnership interest	1,310,973
Net Acquisition of Property and Equipment	(57,287)	(5,043)

Net Cash Provided by Investing Activities	1,333,217	698,313

Financing Activities:

Proceeds from Noncontrolling Interest in ST, LLC		2,750,288
Increase (Decrease) in Related Party Payables	59,518	(415,755)
Increase (Decrease) in Related Party Note Receivable	(1,303,011)

Net Cash Provided by (Used in) Financing Activities	(1,243,493)	2,334,533

Increase (Decrease) in Cash and Cash Equivalents	452,625	(152,463)

Cash and Cash Equivalents — Beginning of Period	406,950	270,192

Cash and Cash Equivalents — End of Period	$859,575	$117,729

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash Paid for Interest	$—	$56,237

Cash Paid for Income Taxes	$21,018	20,000

See Accountant’s Compilation Letter